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                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      OF
                            DART GROUP CORPORATION
                                      AT
                             $160.00 NET PER SHARE

                                      BY
                             DGC ACQUISITION, INC.
                      A DIRECT WHOLLY-OWNED SUBSIDIARY OF

                            RICHFOOD HOLDINGS, INC.


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON TUESDAY, MAY 12, 1998, UNLESS THE OFFER IS EXTENDED.



                                                                 April 15, 1998

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We have been engaged by DGC Acquisition, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Richfood Holdings, Inc. ("Purchaser"), to act as Dealer Manager in connection with Purchaser's offer to purchase for cash all of the outstanding shares of common stock, $1.00 par value per share (the "Shares"), of Dart Group Corporation, a Delaware corporation (the "Company"), for $160.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 15, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

  Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

    1. The Offer to Purchase, dated April 15, 1998.

    2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

    3. A letter to stockholders of the Company from Richard B. Stone, Chairman and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to stockholders of the Company.

    4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

    5. A printed form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions regarding the Offer.

    6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

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    7. A return envelope addressed to First Union National Bank (the
  "Depositary").

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MAY 12, 1998, UNLESS THE OFFER IS EXTENDED.

  Please note the following:

    1. The tender price is $160.00 per Share, net to the seller in cash.

    2. The Offer is subject to there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a majority of the outstanding Shares (on a fully diluted basis) and certain other conditions. See the Introduction and Sections 1, 14 and 15 of the Offer to Purchase.

    3. The Offer is being made for all of the outstanding Shares.

    4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

    5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, May 12, 1998, unless the Offer is extended.

    6. The board of directors of the Company has unanimously determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the Company and its stockholders; has approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated by the Merger Agreement, including the Offer and the Merger; and recommends that the Company's stockholders accept the Offer and tender all of their Shares pursuant thereto.

    7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for (or a timely Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to) such Shares, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment to all tendering stockholders may not be made at the same time depending upon when certificates for Shares or Book-Entry Confirmation with respect to Shares are actually received by the Depositary.

  In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or other required documents should be sent to the Depositary, and (ii) certificates representing the tendered Shares or a timely Book-Entry Confirmation with respect to such Shares should be delivered to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and in the Offer to Purchase.

  If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase), a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

  Neither Purchaser nor Parent will pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase). Purchaser will, however, upon request, reimburse you

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for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Offer should be addressed to Donaldson, Lufkin & Jenrette Securities Corporation, the Dealer Manager for the Offer, at 277 Park Avenue, New York, New York 10172, (877) 893-0576 (toll free) or (212) 892-8017, or Corporate Investor Communications, Inc., the Information Agent for the Offer, at 111 Commerce Road, Carlstad, New Jersey 07072-2586, (201) 896-1900 (call collect).

  Requests for copies of the enclosed materials may also be directed to the Dealer Manager or the Information Agent at the above addresses and telephone numbers.

                                          Very truly yours,

                                          Donaldson, Lufkin & Jenrette
                                          Securities Corporation,
                                           as Dealer Manager
                                          277 Park Avenue
                                          New York, New York 10172
                                          (877) 893-0576 (toll free)


  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF PURCHASER, THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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